Exhibit 3.279
ARTICLES OF ENTITY CONVERSION
Retreat Hospital, Inc.
a Virginia corporation
converting into
Retreat Hospital, LLC
as a Virginia limited liability company
     These Articles of Entity Conversion are hereby filed with the State Corporation Commission of Virginia pursuant to Title 13.1, Chapter 9, Article 12.2 of the Code of Virginia.
     1. Names.
          A. Name of Converting Entity. The name of the corporation immediately prior to the filing of these Articles of Entity Conversion (the “Corporation”) is as follows:
Retreat Hospital, Inc.
          B. Name of Surviving Entity. The name to which the name of the Corporation is to be changed is as follows:
Retreat Hospital, LLC
     2. Plan of Entity Conversion. Attached hereto as Exhibit A, and incorporated herein by this reference, is the Plan of Entity Conversion (the “Plan of Entity Conversion”) for the conversion of the Corporation (the “Conversion”).
     3. Statement of Adoption. The Plan of Entity Conversion, including the full text of the Articles of Organization of the surviving entity as they will be in effect immediately after the consummation of the Conversion, was adopted by the unanimous written consent of the sole shareholder of Corporation.
     4. Effective Date and Time. These Articles of Entity Conversion have been filed on the filing date shown below. The Conversion shall become effective on the date and at time indicated below.

FILING DATE:	July 31, 2008

EFFECTIVE DATE/TIME:	August 1, 2008 at 12:01 a.m.
(Next Page is Signature Page)

(Articles of Entity Conversion
VA Filing)
     WITNESS the following signature:

Retreat Hospital, Inc.
a Virginia corporation

By:	/s/ Dora A. Blackwood Dora A. Blackwood
Vice President and Secretary

Exhibit A
PLAN OF ENTITY CONVERSION
Retreat Hospital, Inc.
a Virginia corporation
converting into
Retreat Hospital, LLC
as a Virginia limited liability company
     1. Names.

A.	Converting Entity.	Retreat Hospital, Inc.

B.	Surviving Entity:	Retreat Hospital, LLC
     2. Terms and Conditions.
          A. General. Retreat Hospital, Inc. (the “Corporation”) shall convert into Retreat Hospital, LLC (the “LLC”) in accordance with this Plan of Entity Conversion (the “Conversion”). The LLC shall be the surviving entity of the Conversion.
          B. State Filings. To effectuate the Conversion, the Corporation shall cause appropriate state filings to be made with the State Corporation Commission of Virginia pursuant to Title 13.1, Chapter 9, Article 12.2 of the Code of Virginia.
          C. Effective Date and Time. The Conversion shall become effective on August 1, 2008 at 12:01 a.m. (the “Effective Time”).
     3. Manner and Basis of Conversion. At the Effective Time, all issued and outstanding shares of the Corporation (the “Total Outstanding Shares”) held by the sole shareholder shall be converted into a 100% membership interest in the LLC. To accomplish the foregoing, each of the Total Outstanding Shares shall be converted into a membership interest percentage equal to 100% divided by the Total Outstanding Shares, fully preserving any and all relative rights, preferences and limitations of each converted share.
     4. Articles of Organization of LLC (separate attachment). This Plan of Entity Conversion includes a separate attachment that contains the full text of the Articles of Organization of the LLC as they will be in effect immediately after the consummation of the Conversion.

     5. Other Provisions Relating to the Conversion. The Corporation shall authorize and instruct its officers, employees and representatives (as applicable) to take such actions, and to make such filings, as may be necessary or appropriate to effectuate or evidence the Conversion.
DATE OF DOCUMENT: August 1, 2008
(See Separate Attachment for Articles of Organization)

Articles of Organization
of
Retreat Hospital, LLC
     Pursuant to the Virginia Limited Liability Company Act (the “Act”), these Articles of Organization are hereby filed by the undersigned with the State Corporation Commission of Virginia:
     1. Name. The name of the Virginia limited liability company (the “Company”) is as follows:
Retreat Hospital, LLC
     2. Initial Registered Office. The address of the Company’s initial registered office in Virginia is 4701 Cox Road, Suite 301, Glen Allen, Virginia 23060-6802, which is located in the County of Henrico.
     3. Initial Registered Agent. The name of the Company’s initial registered agent is CT Corporation System, whose business office is identical with the initial registered office. The initial registered agent is a foreign stock corporation authorized to transact business in the Commonwealth of Virginia.
     4. Principal Office and Records. The post office address of the principal office where the records of the Company will be maintained pursuant to Section 13.1-1028 of the Act is One Park Plaza, Nashville, TN 37203.
     IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization on the date set forth below.
DATE: August 1, 2008

/s/ Dora A. Blackwood Dora A. Blackwood, Organizer